EXHIBIT 10.2

FORM OF ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of                      , 2005 between Starcraft Acquisition, Inc., an Indiana corporation (“Purchaser”), and Starcraft Corporation and Starcraft Automotive Group, Inc., jointly and severally, each an Indiana corporation, (collectively “Seller”).

RECITALS

Purchaser desires to buy and Seller desires to sell and transfer, free and clear of any liens and encumbrances, substantially all of the assets of Seller solely relating to the current business (“Business”) operated by Seller defined as the “Starcraft Accessories” business, parts business, kit business, and second stage and aftermarket conversion, kits, parts, components, and accessories business. Purchaser will not assume any liability of any Seller in connection with its purchase of the Business, other than the Assumed Liabilities (as defined in Section 2.2 hereof).

AGREEMENT

In consideration of the mutual promises of the parties, the parties agree as follows:

1.	CLOSING DATE

The consummation (the “Closing”) of the transactions contemplated by this Agreement shall take place at the “Effective Date,” as such term is defined in that certain Separation Agreement, dated as of                      , 2005, by and between Starcraft Corporation and Kelly L. Rose (the “Separation Agreement”), to which this Agreement is attached as Exhibit 3.2(c) (such date of the Closing, the “Closing Date”). For the avoidance of doubt, the Closing will not occur until such time that the Separation Agreement becomes effective in accordance with its terms.

2.	SALE AND PURCHASE

Sale and Purchase: Purchased Assets. On the Closing Date, Seller shall sell, assign and transfer to Purchaser, and Purchaser shall purchase from Seller, all right, title and interest (except as set forth on Schedule 4.3) in and to the following assets and properties of the Business (collectively the “Purchased Assets”), free and clear of any Liens (as defined in Section 4.3 hereof), except for Liens described in Sections 4.3(a)-(e) hereof:

All machinery, equipment, patterns, fixtures, jigs, make up tables, storage racks, and related items and all vehicles solely used in connection with the Business, as listed on Exhibit 2.1.1;

All contracts and agreements of Seller associated solely with the Business, including vendor and customer agreements, as listed on Exhibit 2.1.2.

All useable inventories of parts, spare parts, raw materials, work in process, and finished goods and direct manufacturing supplies, on hand solely for use in connection with the Business, as listed on Exhibit 2.1.3;

All outstanding accounts receivable arising from sale of inventories or provision of services in the ordinary course of business, solely in relation to the Business, as listed on Exhibit 2.1.4;

Lists of material customers, vendors, and suppliers of the Seller as they relate to the Business, as listed on Exhibit 2.1.5;

All assignable warranties, claims, deposits, pre-payments, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment solely in relation to the Business and in favor of Seller, as listed on Exhibit 2.1.6;

All goodwill solely related to the Business of the Seller;

All real estate, and the manufacturing and office facility of the Business, located at the mailing address of 2006 Century Drive, Goshen, Elkhart County, Indiana (the Century Drive real estate under pavement, and the buildings, and all improvements thereon), including, but not limited to, the buildings, structures, and other improvements, all rights, titles and interest appurtenant to the buildings, structures and other improvements and fixtures (all of the foregoing collectively referred to as the “Facilities”) as more particularly described in the Facilities Warranty Deed in the form of Schedule 8.2.

All Business furniture, office equipment, telephone and security systems and other items of personal property located within the Facilities, as listed on Exhibit 2.1.9;

All permits, licenses (including licenses for corporate software), franchises and authorizations relating solely to the Business, as listed on Exhibit 2.1.10;

All intangible and intellectual property rights associated solely with the Business, as listed on Exhibit 2.1.11;

All capital stock of Conversion Warranty, Inc., an Indiana corporation (the “Acquired Stock”);

All signage and all supplies of advertising materials, marketing materials and samples, literature and produce manuals solely relating to the Business; and

All business records solely relating to the Business, as listed on Exhibit 2.1.14. Purchaser will provide Seller with reasonable access to such Business records as necessary for the preparation of Seller’s tax returns and other valid business reasons, and Purchaser shall keep all such records strictly confidential except as required by law. Purchaser at its expense shall store such files on a safe and secure basis. Purchaser agrees to give Seller reasonable access to such files as Seller may reasonably require, and to permit Seller to copy any such files as it may deem necessary. In the event Purchaser intends to dispose of, or destroy, any of such files, Purchaser shall give Seller ninety (90) days’ advance written notice of such an event, and Seller shall have the right to such files and remove them at Seller’s expense during that ninety (90) day period.

Except as otherwise expressly provided herein, the Purchased Assets shall be sold, conveyed and assigned by Seller to Purchaser on an “as is” basis, without any representations or warranties whatsoever with respect thereto. Except for the Purchased Assets, Seller shall retain all other assets.

Assumption of Liabilities and Obligations. Seller hereby agrees to assign to Purchaser, and Purchaser agrees to assume from Seller and bear for its own account, the liabilities and obligations of the Business set forth on Schedule 2.2 (collectively, the “Assumed Liabilities”). Except for the Assumed Liabilities, Purchaser shall not assume or be responsible to pay, perform or otherwise discharge, any liabilities or obligations of Seller. For the avoidance of doubt, Seller shall be responsible for liabilities or obligations arising from or related to the Business or the Purchased Assets as they exist prior to the Closing Date, and Purchaser shall be responsible for any liability or obligation arising from or related to the Business or the Purchased Assets existing from and after the Closing Date. Seller and Purchaser acknowledge and agree that the respective obligations of the parties set forth in Section 6.1.1, Section 6.1.2, Schedule 8.3 and this Section 2.2 are intended to be applied on a consistent basis.

Non-Assignable Assets

Notwithstanding anything herein to the contrary, if an attempted sale, assignment, transfer or delivery of any Purchased Asset would be ineffective without the consent of any third party, or if such an act would violate the rights of any third party in the Purchased Assets, and the applicable consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an actual or attempted sale, assignment, transfer or delivery of such Purchased Asset (each, a “Restricted Asset”). Unless and until any such consent is obtained, such Restricted Asset shall not constitute a Purchased Asset and any associated liability shall not constitute an Assumed Liability for any purpose hereunder.

In any such case, if the Closing has occurred, Seller shall reasonably cooperate with Purchaser in obtaining such consents.

Until such consent shall have been obtained, Seller and Purchaser shall effect an alternate arrangement, in the form of a license, sublease, operating agreement or other arrangement, in any case reasonably satisfactory to both parties, which results in Purchaser receiving all the benefits and bearing all the ordinary course costs, liabilities and other obligations with respect to each Restricted Asset.

3.	PURCHASE

Purchase Price. The consideration for the purchase is Ten Dollars ($10.00) and other good and valuable consideration described in the Separation Agreement (the “Purchase Price”).

Possession of Purchased Assets. Purchaser shall have possession of the Purchased Assets on the Closing Date.

Tax Matters.

An Appraisal (as such term is defined in the Separation Agreement) of the Purchased Assets will be completed prior to the Closing Date pursuant to the terms of the Separation Agreement. Unless and until there has been a “determination” as defined in Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), to the contrary, the parties agree that the value of the Purchased Assets shall be determined in accordance with the Appraisal for applicable Tax (as defined below) purposes (the “Asset Tax Purchase Price”). As soon as practicable following receipt of the Appraisal, the Parties shall agree upon an allocation of the Asset Tax Purchase Price, among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code). All allocations made pursuant to this Section 3.3.1 shall be made in accordance with the requirements of Section 1060 of the Code. Purchaser and Seller shall not take a position on any Tax Return (including IRS Form 8594), before any governmental authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other such other party or unless specifically required pursuant to a determination by an applicable governmental authority. Purchaser and Seller shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.

Subject to the terms and provisions hereof, the parties will cooperate fully with each other in connection with (a) the preparation and filing of any Tax Returns of the Seller or Purchaser relating to any period, and (b) any audit examination by or litigation or controversy arising with any governmental authority with respect to any Tax Return referred to in clause (a). Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of the Seller necessary or helpful for the preparation and filing of any such Tax Return or the reasonable defense against assertions of any taxing authority as to any such Tax Return relating to any period.

For purposes of this Agreement, (a) “Tax” or “Taxes” means all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected; and (b) “Tax Return” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

4.	REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLER

Each Seller represents, covenants and warrants to Purchaser as follows:

Organization, Standing and Power: Ownership. Seller is a corporation duly organized and validly existing under the laws of Indiana, and is authorized to conduct business in the State of Indiana. Seller has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement.

Authority. The execution, delivery and performance of this Agreement and all other writings relating to it by Seller have been duly and validly authorized by all necessary corporate action, including action by its Board of Directors. This Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors’ generally, or the application of general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated in it, nor compliance by Seller with any of its provisions, will: (a) conflict with or result in a breach of the Certificate of Incorporation or By-Laws of Seller; (b) to the best of Seller’s knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (c) to the best of Seller’s knowledge, violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any agreement or writing of any nature or restriction of any kind to which Seller is a party or by which it or its assets or properties may be bound.

Title to Assets. Except as set forth on Schedule 4.3, the Seller has, and upon completion of the Closing in accordance with the terms hereof the Purchaser will receive, good and marketable title to all Purchased Assets (other than with respect to leased

Purchased Assets identified as such on Schedule 4.3, as to which Seller has, and upon completion of the Closing in accordance with the terms hereof will have, a good and valid leasehold), free and clear of all liens or encumbrances (“Liens”) except for (a) Liens for current taxes, assessments and governmental charges or levies not yet delinquent for which appropriate prorations will be made at the Closing, (b) statutory Liens imposed by law which are incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, employees, mechanics and suppliers, (c) pledges, deposits to secure public or statutory Liens, for which appropriate prorations will be made at the Closing, (d) with respect to the Acquired Stock, Liens and other transfer restrictions arising under applicable law and (e) Liens set forth on Schedule 4.3(e).

Survival of Representations and Warranties. All representations and warranties made in this Agreement; (a) are made as of the date of this Agreement unless a different date is specified in them, and do not constitute representations, warranties or agreements about any facts, events or legal results at any time after the date of the Closing Date; (b) shall be deemed made as of the Closing Date; and (c) shall survive the consummation of the transactions provided for in this Agreement, without regard to any knowledge of the Purchaser.

Brokers’ Fees. Seller has no Liability to pay any finder’s fee or brokerage commission, or similar fee or commission, with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents, covenants and warrants to each Seller:

Organization, Standing and Power. Purchaser is a corporation duly organized and validly existing under the laws of Indiana, and is authorized to conduct business in the State of Indiana. Purchaser has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement.

Authority. The execution, delivery and performance of this Agreement and all other writings relating to it by Purchaser have been duly and validly authorized by all necessary corporate action, including action by the Board of Directors. This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors’ generally, or the application of general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transactions contemplated in it, nor compliance by Purchaser with any of its provisions, will: (a) conflict with or result in a breach of the Certificate of Incorporation or By-Laws of Purchaser; (b) to the best of Purchaser’s knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (c) to the best of Purchaser’s knowledge, violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any agreement or writing of any nature or restriction of any kind to which Purchaser is a party or by which it or its assets or properties may be bound.

Investor Representations.

Purchaser is acquiring the shares of Acquired Stock for investment for Purchaser’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof other than pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”) or an available exemption from such registration. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation rights to such person or entity, or to any other third person, with respect to any of the shares of Acquired Stock.

Purchaser acknowledges that Purchaser is able to fend for itself, can bear the economic risk of owning the Acquired Stock, and has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of owning the Acquired Stock. Purchaser acknowledges that Purchaser’s ownership of the Acquired Stock involves a high degree of risk and that Purchaser is able, without materially impairing Purchaser’s financial condition, to hold the Acquired Stock for an indefinite period of time and to suffer a complete loss of its investment.

Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of an investment in Conversion Warranty, Inc. Purchaser agrees to furnish any information reasonably requested by Seller in order to ensure compliance with any applicable federal and state securities laws in connection with the receipt of the Acquired Stock.

Survival of Representations and Warranties. All representations and warranties made in this Agreement by Purchaser; (a) are made as of the date of this Agreement unless a different date is specified in them, and do not constitute representations, warranties or agreements about any facts, events or legal results at any time after the date of the Closing Date; (b) shall be deemed made as of the Closing Date; and (c) shall survive the consummation of the transactions provided for in this Agreement, without regard to any knowledge of the Seller.

6.	INDEMNIFICATION

Indemnification of Purchaser. Seller shall indemnify and save Purchaser and each of its shareholders, subsidiaries, affiliates, officers and directors, employees and agents harmless from, against, for and in respect of and shall pay on demand:

Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions, or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or required to be paid by any indemnified party because of (a) the untruth or breach of any representation, warranty, agreement or covenant of Seller contained in this Agreement or (b) any liability or obligation arising from or related to the Business or the Purchased Assets as they exist prior to the Closing Date (“Retained Liabilities”); and

All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.1.

Indemnification of Seller. Purchaser shall indemnify and save the Seller and each of its subsidiaries, affiliates, officers, directors, employees and agents harmless from, against, for and in respect of and shall pay on demand:

Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or required to be paid by any indemnified party because of the (a) untruth or breach of any representation, warranty, agreement or covenant of Purchaser contained in this Agreement, (b) the Assumed Liabilities or (c) any liability or obligation arising from or related to the Business or the Purchased Assets existing from and after the Closing Date, other than Retained Liabilities; and

All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.2.

Rules Regarding Indemnification.

The party claiming indemnification under Section 6.1 or 6.2 (“Indemnified Party”) shall give prompt written notice to the party against which indemnification is sought under Section 6.1 or 6.2 (“Indemnifying Party”) which might give rise to a claim by the Indemnified Party against the Indemnifying

Party based on the indemnity agreements contained in Section 6.1 or 6.2, stating the nature and basis of such claims and the amount, to the extent known.

If, within thirty (30) days after receiving notice of a third party claim, the Indemnifying Party advises the Indemnified Party that the Indemnifying Party will conduct the defense of such third party claim at the expense of the Indemnifying Party, then so long as such defense is being conducted, the Indemnified Party shall not settle or admit liability with respect to the claim and shall afford to the Indemnifying Party and defending counsel all reasonable assistance in defending against the claims.

7.	CONDITIONS TO CLOSING; OTHER AGREEMENTS

Condition to Seller’s Obligations. Seller’s obligations to close the transactions provided for in this Agreement are conditioned on:

Performance. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing Date, and shall have taken all action required to be taken by the Purchaser under this Agreement on or prior to the Closing Date.

Representations True at Closing. The representations and warranties of the Purchaser contained in this Agreement shall be true at the date of this Agreement, and at the Closing Date with the same force and effect as though made at the Closing Date.

Closing Date. The Closing Date being no later than the “Effective Date” as defined in the Separation Agreement.

Litigation. No litigation or proceedings shall be pending or threatened to (a) restrain, modify, set aside or invalidate the transactions contemplated by this Agreement or any portion of them; or (b) obtain substantial damages in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

Taxes. Purchaser has made arrangements reasonably acceptable to Seller for the satisfaction of applicable income, employment and other tax withholding obligations.

Conditions to Purchaser’s Obligations. Purchaser’s obligations to close the transactions provided for in this Agreement are conditioned on:

Performance. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date and shall have taken all action required to be taken by the Seller under this Agreement on or prior to the Closing Date.

Representations True at Closing. The representations and warranties of the Seller contained in this Agreement shall be true at the date of this Agreement, and at the Closing Date with the same force and effect as though made at the Closing Date.

Closing Date. The Closing Date being no later than the “Effective Date” as defined in the Separation Agreement.

Liens. Seller shall have arranged for release of any Liens, except for (a) Liens for current taxes, assessments and governmental charges or levies not yet delinquent, (b) statutory Liens imposed by law which are incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, employees, mechanics and suppliers, (c) pledges, deposits to secure public or statutory Liens, (d) with respect to the Acquired Stock, Liens and other transfer restrictions arising under applicable law and (e) Liens set forth on Schedule 7.2.4.

Proration. Seller shall have arranged for the proration of Liens for current taxes, assessments and governmental charges or levies not yet delinquent, and pledges, deposits to secure public or statutory Liens, in accordance with Sections 4.3(a) and (c) hereof.

Litigation. No litigation or proceedings shall be pending or threatened to (a) restrain, modify, set aside or invalidate the transactions contemplated by this Agreement or any portion of them; or (b) obtain substantial damages in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

Conduct of Business Prior to the Closing Date. Prior to the Closing Date, Seller shall (a) conduct the Business only in the usual and ordinary course, which shall include without limitation the continuation in the ordinary and customary course of marketing and sales activities; and (b) refrain from the entry into termination or material amendment of any material Business agreement or commitment other than in the ordinary course and consistent with past practice.

Satisfaction of Closing Conditions. Prior to the Closing Date, the parties shall use all reasonable efforts to satisfy the conditions precedent to the Closing Date provided in Sections 7.1 and 7.2. Purchaser shall cause Kelly R. Rose to reasonably cooperate with Seller with respect to Seller’s obligations under this Article 7.

Disposal of Purchased Assets. Prior to the Closing Date, Seller shall not dispose of any of the Purchase Assets of the Business except the sale of inventory and finished goods in the ordinary course of business.

Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other party will reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, including, without limitation, by making reasonably available its personnel and by providing access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor hereunder).

Employees. In the event that Purchaser extends an offer of employment (effective on Closing) to any employee of the Business listed on Schedule 7.8, Seller will release that person from any restriction which would conflict with Purchaser’s employment of that person in the Business from and after the Closing Date, and will be responsible for all existing obligations to that person through the Closing Date. Seller shall cooperate with Purchaser with respect to any such offers of employment, including by permitting Purchaser to meet with such listed employees from time to time to discuss their prospective employment by Purchaser after the Closing Date. Purchaser shall not have any liability or obligation to or in respect of any employee of Seller, including, without limitation, any liability or obligation (i) to employ or engage such employee, (ii) arising from such employee’s dismissal by Seller, (iii) with respect to any compensation, benefit or welfare plan or arrangement of any kind provided by Seller, or (iv) for any severance or similar payment.

8.	CLOSING TRANSACTIONS: SELLER

On the Closing Date:

Bill of Sale. Seller shall deliver a duly executed General Assignment and Bill of Sale, in the form attached at Schedule 8.1.

Facilities Purchase Agreement. Seller shall deliver a duly executed Facilities Warranty Deed in the form of Schedule 8.2.

Assignment and Assumption. Each party will deliver a duly executed Assignment and Assumption Agreement in the form of Schedule 8.3.

Survey/Title Insurance Policy. Seller will deliver to Purchaser the existing survey of the real property to be transferred to Purchaser pursuant to this Agreement, prepared by                     , dated June 13, 2002, and a policy of title insurance in an amount equal to the value of such real property, as determined pursuant to the Appraisal, with all usual and customary endorsements that the title insurer has agreed to provide. In the event that such title insurance policy costs in excess of One Thousand Dollars ($1,000), Seller shall pay for the first One Thousand Dollars ($1000) and Purchaser shall pay the remainder, provided that in such event Purchaser shall have the right to elect to not receive such title insurance policy, and upon such election Seller shall have no obligation to deliver such title insurance policy.

Utilities. Purchaser shall notify all utility companies servicing the Facilities of the change in ownership of the Facilities and request that all billings after the Closing Date be made to Purchaser. Purchaser shall be responsible for any deposits required by utility companies in order to continue service to the Facilities.

Other. Any other documents which either party may reasonably request of the other party in order to sell, assign and transfer the Purchased Assets to Seller as contemplated herein.

9.	CLOSING TRANSACTIONS: PURCHASER

Purchase Price. The Purchase Price shall be paid on the Closing Date.

10.	MISCELLANEOUS

Parties in Interest; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Seller and its successors and assigns, and Purchaser and its successors and assigns. No right or obligation under this Agreement shall be assigned or delegated by any party except with the prior written consent of the other parties, such consent not to be unreasonably withheld.

Entire Agreement; Amendments. This Agreement, the Separation Agreement and the other Transaction Agreements (as defined in the Separation Agreement), contain the entire understanding of the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Public Announcements; Confidentiality. All announcements relating to this Agreement or the negotiations relating to it or transactions contemplated in it, including announcements to employees, will be made only as may be agreed upon jointly by representatives designated by the parties, except as required by law or governmental regulation, including NASDAQ and the SEC. Until the Closing Purchaser agrees to keep, and to cause its respective representatives, lenders and others to keep, all information pertaining to Seller and Seller’s Business strictly confidential, except as required by law.

Further Assurances. After the Closing Date, without further consideration, Seller and Purchaser shall execute and deliver such further instruments and documents intended by this Agreement that any party shall reasonably request to consummate the transactions contemplated by the Agreement and to perfect Purchaser’s title to and assumption of the Purchased Assets and Assumed Liabilities.

Waiver. No waiver of any provision of this Agreement shall be effective unless in writing signed on behalf of Seller and Purchaser. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

Governing Law; Forum. In the event of a dispute concerning any terms in this Agreement, Seller and Purchaser agree to first attempt to resolve the dispute amicably. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Indiana state or federal court thereof. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the State of

Indiana for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

Definitions. The following words and phrases have the following meanings for purposes of this Agreement:

“knowledge” - an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.

“ordinary course of business” - an action taken by a person shall be deemed to have been taken in the “ordinary course of business” only if:

such action is recurring in nature, is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person;

such action is not required to be authorized by the board of directors of such person (or by any person or group of persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person.

“threatened” - a claim, proceeding, dispute, action or other matter shall be deemed to have been “threatened” if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent person to conclude that such a claim, proceeding, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same instrument.

Headings. The section and paragraph headings used herein are for convenience only and shall not be read or construed as limiting the substance or generality of such sections or paragraphs of this Agreement.

Notices. Any notice under this Agreement to Purchaser or to Seller shall be in writing and, (a) if delivered by hand, shall be deemed to have been given when delivered (b), if mailed, shall be deemed to have been given on the earlier of receipt or three (3) business days after the date when sent by registered or certified United States Mail, postage prepaid, return receipt requested (c) if sent by reputable national overnight courier service, shall be deemed to have been given on the earlier of receipt or the next business day after the date sent, freight prepaid, in each case addressed to Purchaser or Seller or other holder at its address shown below or at such other addresses as such party may, by written notice to the other, have designated as its address for such purposes.

If to Purchaser:	Starcraft Acquisition, Inc. Attn: Kelly L. Rose

If to Seller:	Starcraft Corporation 1123 South Indiana Avenue Goshen, IN 45627 Attn: Michael H. Schoeffler

IN WITNESS WHEREOF the parties have duly executed this Asset Purchase and Sale Agreement this      day of                     , 2005.

“PURCHASER” STARCRAFT ACQUISITION, INC.,		“SELLER” STARCRAFT CORPORATION

By:		By:
	Kelly L. Rose, President		Michael H. Schoeffler, Co-CEO

STARCRAFT AUTOMOTIVE GROUP, INC.

By:
Michael H. Schoeffler, Co-CEO

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